                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 1999

                             Juniper Networks, Inc.
               (Exact Name of Registrant as Specified in Charter)


        Delaware                     0-26339                            77-0422528
(State or other jurisdiction    (Commission File No.)         (IRS Employer Identification
of incorporation)                                                         Number)

                               385 Ravendale Drive
                             Mountain View, CA 94043
                    (Address of Principal Executive Offices)

                                 (650) 318-3384
              (Registrant's Telephone Number, Including Area Code)

Item 2   Acquisition or Disposition of Assets.

     On November 8, 1999, the Registrant entered into an Agreement and Plan of Reorganization (the "Merger Agreement") with Juniper Acquisition Corp., a California corporation and a wholly-owned subsidiary of Registrant, and Layer 5, a California corporation pursuant to which Registrant will acquire Layer 5. Under the terms of the Merger Agreement, the Registrant's common stock and cash worth approximately $19,000,000 will be exchanged for all outstanding shares and options of Layer 5. The Registrant expects a charge of approximately $1.6 million per quarter, on an ongoing basis, for goodwill and other intangible assets associated with the acquisition.


Item 5   Other Events.


     On November 16, 1999, the Registrant gave public notice that its Board of Directors had declared a 200% stock dividend in the form of a three-for-one stock split. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7   Exhibits.

Exhibit No.                    Description
-----------                    -----------
   99.1         Text of Press Release dated November 16,1999

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       Juniper Networks, Inc.


Dated:   November 17, 1999             By: /s/  Marcel Gani
        ------------------                 -------------------------------------
                                           Marcel Gani
                                           Chief Financial Officer

                                 EXHIBIT INDEX

EXHIBIT NO.     DESCRIPTION
   99.1         Text of Press Release dated November 16,1999